Exhibit 10.2

GUARANTY

between

EOS ENERGY ENTERPRISES, INC.

and

TRINITY CAPITAL, INC.

dated as of

September 30, 2021

GUARANTY

This GUARANTY (this “Agreement”), dated as of September 30, 2021, is made by and between EOS ENERGY ENTERPRISES, INC., a Delaware corporation (the “Guarantor”) and TRINITY CAPITAL INC., a Maryland corporation (the “Lender”).
RECITALS

1WHEREAS, HI-POWER, LLC, a Delaware limited liability company (the “Borrower”), has entered into a Master Equipment Financing Agreement dated September 30, 2021 with Lender (as amended, supplemented or otherwise modified from time to time in accordance with its provisions, the “MEFA”). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the MEFA.
2WHEREAS, Guarantor will derive substantial direct and indirect benefits from the transactions contemplated by the MEFA.
3WHEREAS, it is a condition precedent and covenant of Borrower under the MEFA that Guarantor shall have executed and delivered this Agreement.
4NOW, THEREFORE, in consideration of the premises and in order to induce the Lender to fund Draws under the MEFA from time to time, Guarantor hereby agrees as follows:

ARTICLE I
DEFINITIONS

Capitalized terms shall have the meanings set forth on Exhibit A attached hereto. Capitalized terms not defined in Exhibit A shall have the meanings set forth in the MEFA.

ARTICLE II
AGREEMENT TO GUARANTEE OBLIGATIONS

Section 2.01    Guaranty. Guarantor hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety,
(a)the due and prompt payment by the Borrower of:
(i)all payments specified in the MEFA or in any Schedule under the MEFA (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding (“Post-Petition Interest”)) (including any reimbursement obligation for disbursements and interest (including Post-Petition Interest) and any obligation to provide cash collateral with respect thereto), when and as due, whether at scheduled maturity, date set for prepayment, by acceleration or otherwise, and
(ii)all other monetary obligations of the Borrower to the Lender under the Equipment Financing Documents, when and as due, including fees, costs, expenses (including, without limitation, fees and expenses of counsel incurred by the Lender in enforcing any rights under this Agreement or any other Equipment Financing Document), contract causes of action and indemnities, whether primary, secondary, direct or indirect, absolute or contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding); and
(b)the due and prompt performance of all covenants, agreements, obligations and liabilities of the Borrower under or in respect of the Equipment Financing Documents; and
all such obligations in subsections (a) and (b), whether now or hereafter existing, being referred to collectively as the “Obligations”. Guarantor further agrees that all or part of the Obligations may be increased, extended, substituted, amended, renewed or otherwise modified without notice to or consent from Guarantor and such actions shall not affect the liability of Guarantor hereunder. Without limiting the generality of the foregoing, Guarantor’s liability shall extend to all amounts that constitute part of the Obligations and would be owed by any other Borrower to the Lender under or in respect of the Equipment Financing Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Borrower.
Section 2.02    Reinstatement. Guarantor agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time all or part of any payment of any Obligation is rescinded or must otherwise be returned by the Lender or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise.
ARTICLE III
GUARANTY ABSOLUTE AND UNCONDITIONAL; WAIVERS

Section 3.01    Guaranty Absolute and Unconditional; No Waiver of Obligations. Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Equipment Financing Documents, regardless of any law, regulation or order of any Governmental Authority now or hereafter in effect. The Obligations of Guarantor hereunder are independent of the Obligations of Borrower under any Equipment Financing Document. A separate action may be brought against Guarantor to enforce this Agreement, whether or not any action is brought against the Borrower or whether or not the Borrower is joined in any such action. The liability of Guarantor hereunder is irrevocable, continuing, absolute and unconditional and the Obligations of Guarantor hereunder, to the fullest extent permitted by applicable law, shall not be discharged or impaired or otherwise effected by, and Guarantor hereby irrevocably waives any defenses to enforcement it may have (now or in the future) by reason of:
(a)any illegality or lack of validity or enforceability of any Obligation or any Equipment Financing Document or any related agreement or instrument;
(b)any change in the time, place or manner of payment of, or in any other term of, the Obligations or any other obligation of Borrower under any Equipment Financing Document, or any rescission, waiver, amendment or other modification of any Equipment Financing Document or any other agreement, including any increase in the Obligations resulting from any extension of additional credit or otherwise;
(c)any taking, exchange, substitution, release, impairment or non-perfection of any collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for the Obligations;

(d)any manner of sale, disposition or application of proceeds of any Collateral or any other collateral or other assets to all or part of the Obligations;
(e)any default, failure or delay, willful or otherwise, in the performance of the Obligations;
(f)any change, restructuring or termination of the corporate structure, ownership or existence of any Borrower or any of its subsidiaries or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting release or discharge of any Obligation;
(g)the failure of any other Person to execute or deliver this Agreement, any Guaranty Supplement or any other guaranty or agreement or the release or reduction of liability of Guarantor or other guarantor or surety with respect to the Obligations;
(h)the failure of the Lender to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Equipment Financing Document or otherwise;
(i)any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Borrower against the Lender; or
(j)any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Draws or any existence of or reliance on any representation by the Lender that might vary the risk of Guarantor or otherwise operate as a defense available to, or a legal or equitable discharge of, Borrower or any other guarantor or surety.
Section 3.02    Waivers and Acknowledgments.
(a)Guarantor hereby unconditionally and irrevocably waives any right to revoke this Agreement and acknowledges that this Agreement is continuing in nature and applies to all presently existing and future Obligations.
(b)Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonor and any other notice with respect to any of the Obligations and this Agreement and any requirement that the Lender protect, secure, perfect or insure any Lien or any property subject thereto.
(c)Guarantor hereby unconditionally and irrevocably waives any defense based on any right of set-off or recoupment or counterclaim against or in respect of the Obligations of Guarantor hereunder.
(d)Guarantor acknowledges that the Lender may, at its election and without notice to or demand upon Guarantor, foreclose on any Collateral or other collateral held by it by one or more judicial or non-judicial sales, accept an assignment of any such Collateral or other collateral in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other guarantor or exercise any other right or remedy available to it against the Borrower or any other guarantor, without affecting or impairing in any way the liability of Guarantor hereunder except to the extent the Obligations have been paid in full or collateralized in full in cash. Guarantor hereby waives any defense arising out of such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of subrogation, reimbursement, exoneration, contribution or indemnification or other right or remedy of Guarantor against the Borrower or any other guarantor or any Collateral or any other collateral.

ARTICLE IV
GUARANTOR RIGHTS OF SUBROGATION, ETC.

Section 4.01    Agreement to Pay; Subrogation, Subordination, Etc.
(a)Without limiting any other right that the Lender has at law or in equity against Guarantor, if the Borrower fails to pay any Obligation when and as due, whether at maturity, by acceleration, after notice of prepayment or otherwise, Guarantor agrees to promptly pay the amount of such unpaid Obligations to the Lender in cash. Upon payment by Guarantor of any sums to the Lender as provided herein, all of Guarantor’s rights of subrogation, exoneration, contribution, reimbursement, indemnity or otherwise arising therefrom against the Borrower shall be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all Obligations. In addition, any indebtedness of the Borrower now or hereafter held by Guarantor is hereby subordinated in right of payment to the prior payment in full in cash of the Obligations. If any payment shall be paid to Guarantor in violation of the immediately preceding sentence on account of (i) such subrogation, exoneration, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Borrower, such amount shall be held in trust for the benefit of the Lender, segregated from other funds of Guarantor, and promptly paid or delivered to the Lender in the same form as so received (with any necessary endorsement or assignment) to be credited against the payment of the Obligations, whether due or to become due, in accordance with the terms of the Equipment Financing Documents.
(b)Guarantor hereby subordinates any and all obligations owed to Guarantor by the Borrower (the “Subordinated Obligations”) to the Obligations to the extent provided below:
(i)Except during the continuance of an Event of Default (including the commencement and continuation of any proceeding against Borrower under any Debtor Relief Law), Guarantor may receive regularly scheduled payments of principal and interest on the Subordinated Obligations from Borrower. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding against Borrower under any Debtor Relief Law), Guarantor shall not accept, demand or take any action to collect any payment on the Subordinated Obligations without the prior written consent of the Lender.
(ii)Guarantor agrees that the Lender shall be entitled to receive full payment in cash of all Obligations (including Post-Petition Interest) in any proceeding under any Debtor Relief Law against Borrower before Guarantor receives any payment on account of any Subordinated Obligations.
(iii)After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding against any Borrower under any Debtor Relief Law), Guarantor shall collect, enforce and receive payments on the Subordinated Obligations as trustee for the Lender and deliver such payments to the Lender on account of the Obligations (including Post Petition Interest), together with any necessary endorsements or other instruments of transfer, without reducing or affecting the liability of Guarantor under this Agreement in any respect.
(iv)After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding against Borrower under any Debtor Relief Law), the Lender is authorized and empowered (but not obligated), in its discretion, (x) in the name of Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amount so received to the Obligations (including Post Petition Interest), and (y) to require Guarantor (A) to collect and enforce and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Lender for application to the Obligations (including Post Petition Interest). Until the Obligations have been satisfied in full, Guarantor hereby irrevocably appoints Lender as Guarantor’s attorney-in-fact, and grants to Lender a power of attorney with full power of substitution, in the name of Guarantor or Borrower, for the use and benefit of Lender, without notice to Borrower, to perform, at Lender’s option, any of the actions set forth in Section 4.01(b)(vi) above.
ARTICLE V
REPRESENTATIONS AND WARRANTIES; COVENANTS

Section 5.01    Representations and Warranties. Guarantor represents and warrants that all representations and warranties relating to it contained in the Equipment Financing Documents are true and correct. Guarantor further represents and warrants that:
(a)There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.
(b)Guarantor has, independently and without reliance upon the Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and any other Equipment Financing Document to which it is or may become a party, and has established adequate procedures for continually obtaining information pertaining to, and is now and at all times will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of the Borrower.
Section 5.02    Covenants. Guarantor covenants and agrees that, until the Termination Date, Guarantor will perform and observe all of the terms, covenants and agreements set forth in the Equipment Financing Documents that are required to be, or that the Borrower has agreed to cause to be, performed or observed by Guarantor.
ARTICLE VI
MISCELLANEOUS
Section 6.01    Taxes.
(a)For purposes of this Section, the term “applicable law” includes FATCA.
(b)Any and all payments by Guarantor under or in respect of this Agreement shall be made free and clear of and without deduction or withholding for any Taxes except as required by applicable law. If Guarantor or Borrower is required by applicable law (as determined in the good faith discretion of the Guarantor or Borrower) to deduct or withhold any Taxes from such payments, then: (i) if such Tax is an Indemnified Tax, the amount payable by such Guarantor shall be increased so that after all such required deductions or withholdings are made (including deductions or withholdings applicable to additional amounts payable under this Section), the Lender receives an amount equal to the amount it would have received had no such deduction or withholding been made, and (ii) Guarantor shall make such deductions or withholdings and timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

(c)In addition, Guarantor shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, or at the option of the Lender timely reimburse it for the payment of any Other Taxes.
(d)Guarantor shall indemnify Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed on or attributable to amounts payable under this Section) paid or payable by the Lender on or with respect to an amount payable by Guarantor under or in respect of this Agreement (or required to be withheld or deducted from any such amount paid to the Lender), together with any expenses arising in connection therewith and with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate from such Lender as to the amount of such payment or liability delivered to the Guarantor shall be conclusive absent manifest error.
(e)Promptly after any payment of Indemnified Taxes or Other Taxes by Guarantor to a Governmental Authority pursuant to this Section (but in any event within thirty (30) days after the date of such payment), such Guarantor shall deliver to the Lender the original or certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the relevant return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.
(f)If a payment made to a Lender hereunder would be subject to US federal withholding Tax imposed under FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA, such Lender shall deliver to Guarantor at the time or times prescribed by law and at such time or times reasonably requested by Guarantor such documentation prescribed by applicable law and such additional documentation reasonably requested by such Guarantor as may be necessary for such Guarantor to comply with their obligations under FATCA and to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(g)Each party’s obligations under this Section 6.01 shall survive the replacement of or any assignment of rights by the Lender, the termination of the Conditional Commitments and the repayment, discharge or satisfaction of all obligations under any Equipment Financing Document.
Section 6.02    Right of Set-off. If an Event of Default shall have occurred and be continuing the Lender and its Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by law, and without prior notice to Guarantor, any such notice being expressly waived by Guarantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Lender or such Affiliate to or for the credit or the account of Guarantor against any and all of the obligations of Guarantor now or hereafter existing under this Agreement or any other Equipment Financing Document to the Lender or its Affiliates whether direct or indirect, absolute or contingent, matured or unmatured, and irrespective of whether or not the Lender or Affiliate shall have made any demand under this Agreement or any other Equipment Financing Document and although such obligations of Guarantor are owed to a branch, office or Affiliate of the Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of the Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of set-off) that the Lender or such Affiliate may have. The Lender agrees to notify Guarantor promptly after any such set off and appropriation and application; provided that the failure to give such notice shall not affect the validity of such set off and appropriation and application.

Section 6.03    Amendments. No term or provision of this Agreement may be waived, amended, supplemented or otherwise modified except in a writing signed by Guarantor and the Lender in accordance with Section 18 of the MEFA.
Section 6.04    Indemnification.
(a)Guarantor hereby agrees to indemnify and hold harmless the Lender and each Related Party of the Lender (each such Person being called an “Indemnitee”) from any losses, damages, liabilities, claims and related expenses (including the fees and expenses of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including Guarantor) other than such Indemnitee and its Related Parties arising out of, in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement) or any failure of any Obligations to be the legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their terms, whether brought by a third party or by Guarantor regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee; provided further that Guarantor shall not be liable to any Indemnitee for any indirect, consequential or special damages for any reason whatsoever. This clause (a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, or similar items arising from any non-Tax claim.
(b)To the fullest extent permitted by applicable law, Guarantor hereby agrees not to assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Equipment Financing Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any extension of credit or the use of proceeds thereof. No Indemnitee shall be liable for any damages arising from the use of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Equipment Financing Documents or the transactions contemplated hereby or thereby by unintended recipients.
(c)All amounts due under this Section shall be payable not later than ten (10) days after demand therefor.
(d)Without prejudice to the survival of any other agreement of Guarantor under this Agreement or any other Equipment Financing Documents, the agreements and obligations of Guarantor contained in Section 2.01 (with respect to enforcement expenses), Section 2.03, Section 6.01 and this Section shall survive termination of the Equipment Financing Documents and payment in full of the Obligations and all other amounts payable under this Agreement.
Section 6.05    Notices.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (or by e-mail as provided in paragraph (b) below), all notices and other communications provided for herein shall be made in writing and mailed by certified or registered mail, delivered by hand or overnight courier service, or sent by facsimile as follows:
(i)If to Guarantor to it at 3920 Park Avenue, Edison, NJ 08820, mberube@eose.com, Attention of General Counsel.

(ii)If to the Lender or Borrower, to it at its address (or email) set forth in the MEFA.
Notices mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received. Notices sent by facsimile during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next business day).
(b)Electronic Communications. Notices and other communications to the Lender hereunder may be sent by electronic communication (including e-mail and Internet or intranet websites) in accordance with procedures approved by the Lender. The Lender or Guarantor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the parties agree otherwise, (i) notices and other communications sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, in the case of clauses (i) and (ii) above, if such notice, email or other communication is not sent during the recipient’s normal business hours, such notice, email or communication shall be deemed to have been sent at the recipient’s opening of business on the next business day.
(c)Change of Address, Etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
Section 6.06    Continuing Guaranty; Assignments Under the MEFA.
(a)This Agreement is a continuing guaranty and shall (i) remain in full force and effect until the latest of (x) the payment in full in cash of the Obligations and all other amounts payable under this Agreement, and (y) termination of the MEFA (the “Termination Date”), (ii) be binding on Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Lender and its successors and assigns. The Lender may assign or otherwise transfer all or any portion of its rights and obligations under the MEFA (including all or any portion of the Conditional Commitments and the extensions of credit owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Lender herein or otherwise. Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender and any attempted assignment or delegation by Guarantor shall be void.
Section 6.07    Counterparts; Integration; Effectiveness; Electronic Execution. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. This Agreement and the other Equipment Financing Documents, and any separate letter agreements with respect to fees payable to the Lender, constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. This Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received counterparts hereof that together bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 6.08    Governing Law; Jurisdiction; Etc.
(a)Governing Law. This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the State of Delaware, U.S.A.
(b)Submission to Jurisdiction. Guarantor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind whatsoever, whether in law or equity, or whether in contract or tort or otherwise, against the Lender, or any of its respective Related Parties in any way relating to this Agreement or any other Equipment Financing Document or the transactions contemplated hereby or thereby, in any forum other than the courts of the State of Delaware, U.S.A. or any federal court sitting in Delaware, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees that any such action, litigation or proceeding may be brought in any such State of Delaware, U.S.A. court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing herein or in any other Equipment Financing Document shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Equipment Financing Document against Guarantor or its properties in the courts of any jurisdiction.
(c)Waiver of Venue. Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court referred to in clause (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)Service of Process. Each party hereto irrevocably consents to the service of process in the manner provided for notices in Section 6.05 and agrees that nothing herein will affect the right of any party hereto to serve process in any other manner permitted by applicable law.
Section 6.09    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY. EACH PARTY HERETO (A) CERTIFIES THAT NO AGENT, ATTORNEY, REPRESENTATIVE OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF LITIGATION, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

GUARANTOR

EOS ENERGY ENTERPRISES, INC., A DELAWARE CORPORATION

By:
Name:
Title:

LENDER

TRINITY CAPITAL INC., a Maryland corporation

By:
Name:    Sarah Stanton
Title:    General Counsel and Secretary

ACKNOWLEDGED BY BORROWER:

HI-POWER, LLC,
a Delaware limited liability company

By:
Name:
Title: Chief Executive Officer

[SIGNATURE PAGE TO GUARANTY]

EXHIBIT A

CAPITALIZED TERMS

For purposes of this Agreement, the following terms shall have the following meanings:
“Affiliate” means, with respect to any Person, any other Person that owns or controls directly or indirectly ten percent (10%) or more of the stock of another entity of such Person, any other Person that controls or is controlled by or is under common control with such Person and each of such Person’s officers, directors, managers, joint venturers or partners. For purposes of this definition, the term “control” of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting equity securities, by contract or otherwise and the terms “controlled by” and “under common control with” shall have correlative meanings.

“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.
“Change in Law” means the occurrence after the date of this Agreement of: (a) the adoption or effectiveness of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application by any Governmental Authority of any law, rule, regulation or treaty, or (c) the making or issuance by any Governmental Authority of any request, rule, guideline or directive, whether or not having the force of law; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the US regulatory authorities shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Code” means the Internal Revenue Code of 1986, as amended.
“Communications” means, any notice, demand, communication, document or other material that Guarantor delivers to the Lender in connection with any Equipment Financing Document or the transactions contemplated thereby which is distributed to the Lender by means of electronic communications.
“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, bankruptcy, assignment for the benefit of creditors, conservatorship, moratorium, receivership, insolvency, rearrangement, reorganization or similar debtor relief laws of the US or other applicable jurisdictions in effect from time to time.
“Excluded Taxes” means any of the following Taxes, imposed on or with respect to any Lender or required to be withheld or deducted from a payment made to any such Lender under this Agreement, (a) Taxes imposed on or measured by net income (however denominated), and franchise Taxes, (i) imposed by the United States of America or by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender is organized or conducts business or in which its principal office is located or, in the case of the Lender, in which its applicable lending office is located, or (ii) that are Other

Connection Taxes, or (b) any branch profits Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction.
“FATCA”  means Sections 1471 through 1474 of the Code, as of the date of the MEFA (or any amended or successor version that is substantively comparable and not more onerous to comply with), any regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supra-national bodies such as the European Union or the European Central Bank).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made under this Agreement and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” has the meaning specified in Section 6.04.
“Lender” has the meaning set forth in the Preamble hereof.
“Obligations” has the meaning specified in Section 2.01.
“Other Connection Taxes” means, with respect to any Lender, Taxes imposed as a result of a present or former connection between the Lender and the jurisdiction imposing the Tax (other than a connection arising from the execution, delivery or enforcement of, or performance under, or receipt of payments under any Equipment Financing Document, or from the sale or assignment of an interest in any Loan or Equipment Financing Document).
“Other Taxes”  means any and all present or future stamp, court, recording, filing, intangible, documentary or similar Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made by Guarantor hereunder or from the execution, delivery or enforcement or registration of, or performance under, or from the receipt or perfection of a security interest under or otherwise with respect to this Agreement or any other Equipment Financing Document (other than Excluded Taxes and Other Connection Taxes imposed with respect to an assignment).
“Post-Petition Interest” has the meaning specified in Section 2.01(a).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees, partners, agents, trustees, administrators, managers, advisors and representatives of it and its Affiliates.
“Subordinated Obligations” has the meaning specified in Section 4.01(b).
“Taxes” means any and all present or future income, stamp or other taxes, levies, imposts, duties, deductions, charges, fees or withholdings (including backup withholding) imposed, levied, withheld or assessed by any Governmental Authority, together with any interest, additions to tax or penalties imposed thereon and with respect thereto.

“Termination Date” has the meaning specified in Section 6.07(a).